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NEWS BULLETIN
FROM:

[DT INDUSTRIES, INC. LOGO]                                 907 West Fifth Street
                                                               Dayton, OH  45407

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FOR FURTHER INFORMATION:
AT THE COMPANY:                             AT FRB | WEBER SHANDWICK
JOHN M. CASPER                              LISA FORTUNA
CHIEF FINANCIAL OFFICER                     LFORTUNA@WEBERSHANDWICK.COM
(937) 586-5600                              (312) 640-6779

FOR IMMEDIATE RELEASE
FRIDAY, DECEMBER 13, 2002

     DT INDUSTRIES ANNOUNCES RELOCATION OF ITS ERIE MANUFACTURING OPERATION

DAYTON, OH, DECEMBER 13, 2002 - DT INDUSTRIES, INC. (NASDAQ: DTII), an engineering driven designer, manufacturer and integrator of automation systems and related equipment used to manufacture, assemble, test or package industrial and consumer products, today announced it will close its Erie, Pennsylvania operation and combine it into the Company's Buffalo Grove Illinois manufacturing facility.

Stephen Perkins, President and CEO, said, "Productivity enhancements, capacity gains and leadtime improvements made at the Buffalo Grove, Illinois manufacturing facility have enabled us to combine our rotary assembly systems. We believe this action will allow the Precision Assembly division to improve capacity utilization significantly. This consolidation is consistent with the integration strategy we have been implementing for some time. We expect the move to be completed by February 28, 2003."

The Company will take a pretax charge of $1.5 million to cover estimated severance and closure costs in the second quarter of its fiscal year 2003, which ends December 30, 2002.

Certain information contained in this press release includes forward-looking statements. These statements comprising all statements herein which are not historical are based upon our interpretation of what we believe are significant factors affecting our businesses, including many assumptions regarding future events, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. References to the words "believe," "expect," and similar expressions used herein indicate such forward-looking statements. Actual results could differ materially from those anticipated in any forward-looking statements as a result of various factors, including our ability to achieve anticipated cost savings from our corporate restructuring, significant restructuring or other special charges, our ability to upgrade and modify our financial, information and management systems and controls to manage our operations on an integrated basis, and other factors under "Risk Factors" described in our Registration Statement on Form S-3.


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